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Exhibit 99.3

        NOTICE OF GUARANTEED DELIVERY

CLOUD PEAK ENERGY RESOURCES LLC
CLOUD PEAK ENERGY FINANCE CORP.

OFFER TO EXCHANGE

$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR OUTSTANDING 8.250%
SENIOR NOTES DUE 2017 FOR NEW 8.250% SENIOR NOTES DUE 2017 WHICH
HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR OUTSTANDING 8.500%
SENIOR NOTES DUE 2019 FOR NEW 8.500% SENIOR NOTES DUE 2019 WHICH
HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

PURSUANT TO THE PROSPECTUS, DATED                        , 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2010 UNLESS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

EXCHANGE AGENT:
CITIBANK, N.A.

By Registered/Certified Mail:	By Facsimile Transmission:	By Hand/Overnight Delivery:
Citibank, N.A. 388 Greenwich Street, 14th Floor New York, New York 10013 Attention: Citibank Agency & Trust, Cloud Peak Energy Resources LLC	(212) 657-1020 Confirm by Telephone: (800) 422-2066	Citibank, N.A. 388 Greenwich Street, 14th Floor New York, New York 10013 Attention: Citibank Agency & Trust, Cloud Peak Energy Resources LLC

        TO TENDER OLD NOTES, THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED TO THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH ABOVE PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THIS NOTICE OF GUARANTEED DELIVERY BEFORE COMPLETING IT.

        As set forth in the prospectus, dated                        , 2010 (the "Prospectus"), of Cloud Peak Energy Resources LLC, a Delaware limited liability company, and Cloud Peak Energy Finance Corp., a Delaware corporation (the "Issuers"), under "The Exchange Offer—Guaranteed Delivery Procedure" and in the accompanying letter of transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto or an agent's message relating to guaranteed delivery must be used to accept the Issuers' offer (the "Exchange Offer") to exchange $2,000 in principal amount and any integral multiples of $1,000 in principal amount in excess of $2,000 of up to $300,000,000 of our new 8.250% Senior Notes due 2017 (the "2017 Exchange Notes") and $300,000,000 of our new 8.500% Senior Notes due 2019 (the "2019 Exchange Notes," and together with the 2017 Exchange Notes, the "Exchange Notes"), which will be registered under the Securities Act of 1933, as amended, for up to

$300,000,000 of our outstanding 8.250% Senior Notes due 2017 (the "Old 2017 Notes") and up to $300,000,000 of our outstanding 8.500% Senior Notes due 2019 (the "Old 2019 Notes," and together with the Old 2017 Notes, the "Old Notes"), respectively, if certificates representing such Old Notes are not immediately available, time will not permit the Letter of Transmittal, certificates representing such Old Notes or other required documents to reach the Exchange Agent, or the procedures for book-entry transfer (including a properly transmitted agent's message with respect thereto) cannot be completed, on or prior to the Expiration Date. Capitalized terms used but not defined herein shall have the same meanings given them in the Prospectus. The Exchange Offer is subject to all of the terms and conditions set forth in the Prospectus, including without limitation, the right of the Issuers to waive, subject to applicable laws, conditions. In the event of any conflict between this Notice of Guaranteed Delivery and the Prospectus, the Prospectus shall govern.

        This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by signature guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

 PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        The undersigned hereby tenders to the Issuers, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedure." The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Issuers with respect to the Old Notes tendered pursuant to the Exchange Offer.

        The undersigned understands that tenders of the Old Notes will be accepted only in principal amounts equal to $2,000 or integral multiples of $1,000 in excess of $2,000. The undersigned also understands that tenders of the Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. For a withdrawal of a tender of Old Notes to be effective, it must be made in accordance with the procedures set forth in the Prospectus under "The Exchange Offer—Withdrawal."

        The undersigned understands that the exchange of any Exchange Notes for Old Notes will be made only after timely receipt by the Exchange Agent of (i) the certificates of the tendered Old Notes, in proper form for transfer (or a book-entry confirmation of the transfer of such notes into the Exchange Agent's account at The Depository Trust Company), and (ii) a Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, together with any other documents required by the Letter of Transmittal (or a properly transmitted agent's message), within five business days after the Expiration Date.

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

 PLEASE SIGN AND COMPLETE

X:
X:	Signature(s) of Registered Holder(s) or Authorized Signatory
Name(s) of Registered Holder(s):

Principal Amount of Old 2017 Notes Tendered*:

Certificate No.(s) of Old 2017 Notes (if available):

Principal Amount of Old 2019 Notes Tendered*:

Certificate No.(s) of Old 2019 Notes (if available):

Date:

Address:

Area Code and Telephone No.:

If Old Notes will be delivered by book-entry transfer, provide information below:
Name of Tendering Institution:

Depositary Account No. with DTC:

Transaction Code Number:

* Must be in denominations of $2,000 and any integral multiples of $1,000 in principal amount in excess of $2,000.

  DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT'S MESSAGE.

          This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

  PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

 THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE

(Not to be used for Signature Guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees that the Old Notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the Prospectus under "The Exchange Offer—Guaranteed Delivery Procedure"), and that the Exchange Agent will receive (a) such Old Notes, or a book-entry confirmation of the transfer of such notes into the Exchange Agent's account at The Depository Trust Company, and (b) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, or a properly transmitted agent's message, within five business days after the Expiration Date.

        THE ELIGIBLE GUARANTOR INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL, OR A PROPERLY TRANSMITTED AGENT'S MESSAGE, AND OLD NOTES, OR A BOOK-ENTRY CONFIRMATION IN THE CASE OF A BOOK-ENTRY TRANSFER, TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD DESCRIBED ABOVE. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE GUARANTOR INSTITUTION.

Name of Firm:

Authorized Signature:

Title:

Address:

Area Code and Telephone Number:

Dated:                        , 2010

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  Exhibit 99.3
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
PLEASE SIGN AND COMPLETE
THE GUARANTEE BELOW MUST BE COMPLETED GUARANTEE (Not to be used for Signature Guarantee)